Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Coronado Industries, Inc.
Fountain Hills, Arizona

We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Form S-8 Registration Statement of our report dated April 14, 2005, relating to the consolidated financial statements appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ Semple & Cooper, LLP

Phoenix, Arizona

September 23, 2005